Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Announces First Quarter 2016 Operating Results
AFFO Per Diluted Share of $0.21 and Dispositions of $295.2 million
Net Debt to Normalized EBITDA Reduced to 6.7x

Phoenix, AZ, May 5, 2016 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending March 31, 2016, as well as progress on its business plan.

First Quarter 2016 Highlights

•	Achieved $0.21 AFFO per diluted share

•	Completed $295.2 million of dispositions at an average cash cap rate of 6.1%

•	Reduced Net Debt to Normalized EBITDA from 7.0x to 6.7x and increased liquidity to $2.1 billion

•	Increased Cole Capital® new equity capital raise 24% quarter-over-quarter

•	Maintained dividend of $0.1375 per share or $0.55 on an annual basis

•	Re-affirming AFFO per diluted share guidance range of $0.75 - $0.80

First Quarter 2016 Consolidated Financial Results

Revenue
Consolidated revenue for the quarter ended March 31, 2016 decreased $25.0 million to $369.0 million as compared to revenue of $394.0 million for the same quarter in 2015.

Net Income (Loss)
Consolidated net loss for the quarter ended March 31, 2016 increased $85.4 million to $(116.1) million as compared to a net loss of $(30.7) million for the same quarter in 2015.

Normalized EBITDA
Consolidated normalized EBITDA for the quarter ended March 31, 2016 decreased $26.6 million to $288.6 million as compared to normalized EBITDA of $315.2 million for the same quarter in 2015.

FFO and FFO per Diluted Common Share
Funds From Operations attributable to common stockholders and limited partners (“FFO”) for the quarter ended March 31, 2016 increased $1.2 million to $196.2 million, as compared to $195.0 million for the same quarter in 2015 and FFO per diluted share remained the same at $0.21 for the quarters ended March 31, 2016 and March 31, 2015.

AFFO and AFFO per Diluted Common Share
Adjusted Funds From Operations attributable to common stockholders and limited partners (“AFFO”) for the quarter ended March 31, 2016 decreased $7.4 million to $192.7 million, as compared to $200.1 million for the same quarter in 2015, and AFFO per diluted share decreased $0.01 to $0.21 for the quarter ended March 31, 2016, as compared to $0.22 for the same quarter in 2015.

Common Stock Dividend Information
On May 4, 2016 the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the second quarter of 2016, representing an annual distribution rate of $0.55 per share. The dividend will be paid on July 15, 2016 to common stockholders of record as of June 30, 2016.

Balance Sheet and Liquidity
During the quarter, the Company paid down $180.0 million on its revolving line of credit, reducing the total amount outstanding under the revolving line of credit to $280.0 million, increasing liquidity to $2.1 billion. The Company’s credit facility is made up of its revolving line of credit and a $1.0 billion term loan.

Consolidated Financial Statistics
Consolidated Financial Statistics as of the quarter ended March 31, 2016 are as follows: Net Debt to Normalized EBITDA of 6.7x, Fixed Charge Coverage Ratio of 2.8x, Unencumbered Gross Real Estate Assets to Total Gross Assets ratio of 65.3%, Net Debt to Gross Real Estate Assets of 47.5% and Weighted Average Debt Term of 3.6 years.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “VEREIT’s first quarter results advanced our operational and business plan objectives. This included achieving AFFO of $0.21 per diluted share, completing nearly $300 million of dispositions at an average cap rate of 6.3 percent and increasing Cole’s Capital’s equity raise 24% quarter-over-quarter. We have also decreased net debt to normalized EBITDA to 6.7 times and moved our balance sheet further towards investment-grade metrics with $2.1 billion of liquidity, creating flexibility and optionality.

“Subsequent to the quarter we completed an additional $48 million of targeted property sales and raised $60.8 million of new equity for Cole during April. Based on the collective accomplishments during the past year, Moody’s Investor Service revised VEREIT’s outlook upward to stable and S&P Global Ratings revised our outlook upward to positive.”
First Quarter 2016 Real Estate Investment (“REI”) Financial Results
Revenue
REI segment revenue for the quarter ended March 31, 2016 decreased $28.7 million to $337.8 million as compared to revenue of $366.5 million for the same quarter in 2015, mainly due to dispositions since January 1, 2015.

Net Income (Loss)
REI segment net loss for the quarter ended March 31, 2016 increased $84.9 million to $(115.5) million as compared to a net loss of $(30.6) million for the same quarter in 2015, mainly due to the real estate impairments recognized for the quarter ended March 31, 2016, offset by an increase in gains on dispositions.

Normalized EBITDA
REI segment normalized EBITDA for the quarter ended March 31, 2016 decreased $24.1 million to $282.2 million as compared to normalized EBITDA of $306.3 million for the same quarter in 2015, mainly due to dispositions since January 1, 2015.

FFO and FFO per Diluted Common Share
REI segment FFO for the quarter ended March 31, 2016 increased $1.7 million to $196.8 million, as compared to $195.1 million for the same quarter in 2015, and FFO per diluted share was $0.21 for the quarter ended March 31, 2016, as compared to $0.21 for the same quarter in 2015.

AFFO and AFFO per Diluted Common Share
REI segment AFFO for the quarter ended March 31, 2016 decreased $9.6 million to $185.5 million, as compared to $195.1 million for the same quarter in 2015, and AFFO per diluted share decreased $0.01 to $0.20 for the quarter ended March 31, 2016, as compared to $0.21 for the same quarter in 2015.

Real Estate Portfolio Update
As of March 31, 2016, the Company’s portfolio consisted of 4,378 properties with total portfolio occupancy of 98.6%, investment grade tenancy of 42.1% and a weighted-average remaining lease term of 10.4 years. Due to the pending bankruptcy proceedings for Ovation Brands, Inc., no impact is reflected in occupancy.

Same-Store Rent Increases
During the quarter ended March 31, 2016, same-store rents (4,319 properties) increased 0.5% to $295.7 million, as compared to $294.2 million for the same quarter in 2015. Excluding the reserve due to the impact of the bankruptcy filing of Ovation Brands, Inc., same store rental revenue increased 1.0%, during the quarter ended March 31, 2016, as compared to the same quarter in 2015.

Property Acquisitions and Development
During the first quarter of 2016, the Company purchased one property which was a 2014 forward commitment in the amount of $20.0 million at a cash cap rate of 7.1%. The Company capitalized $0.9 million of development costs and placed $6.9 million of assets into service at an average cash cap rate of 8.4%. As of March 31, 2016, build-to-suits and redevelopment programs included 6 properties with an investment to date of $12.7 million and remaining estimated investment of $4.6 million.

Property Dispositions
During the quarter ended March 31, 2016, the Company sold 59 properties for approximately $295.2 million at an average cash cap rate of 6.3%. The gain on first quarter sales was approximately $40.9 million, excluding goodwill allocation.

First Quarter 2016 Cole Capital® Financial Results

Revenue
Cole Capital segment revenue for the quarter ended March 31, 2016 increased $3.7 million to $31.2 million, as compared to revenue of $27.5 million for the same quarter in 2015, primarily due to higher fee and reimbursement revenue associated with higher capital raise offset by lower transactional revenue.

Net Income (Loss)
Cole Capital segment net loss for the quarter ended March 31, 2016 increased $0.4 million to $(0.5) million, as compared to a net loss of $(0.1) million for the same quarter in 2015, mainly due to the decrease in transactional revenue.

Normalized EBITDA
Cole Capital segment normalized EBITDA for the quarter ended March 31, 2016 decreased $2.4 million to $6.4 million, as compared to normalized EBITDA of $8.8 million for the same quarter in 2015, mainly due to the decrease in transactional revenue.

FFO and FFO per Diluted Common Share
Cole Capital segment FFO for the quarter ended March 31, 2016 decreased $(0.4) million to $(0.5) million, as compared to $(0.1) million for the same quarter in 2015, and FFO per diluted share remained the same at $0.00 for the quarters ending March 31, 2016 and March 31, 2015.

AFFO and AFFO per Diluted Common Share
Cole Capital segment AFFO for the quarter ended March 31, 2016 increased $2.0 million to $7.1 million, as compared to $5.1 million for the same quarter in 2015, and AFFO per diluted share remained the same at $0.01 per diluted share for the quarters ending March 31, 2016 and March 31, 2015.

Investment Management Capital Raise
During the quarter, Cole Capital raised $179.0 million of capital on behalf of its sponsored non-listed REITs (the “Cole REITs”), including $34.4 million through the Cole REITs’ distribution reinvestment plans (“DRIP”), compared to $61.9 million, including $32.1 million of DRIP proceeds, in the first quarter of 2015.

Investment Management Acquisitions
Cole Capital invested $102.1 million in 13 properties on behalf of the Cole REITs in the first quarter of 2016, compared to $225.8 million in 79 properties in the first quarter of 2015.

Subsequent Events - Consolidated

Credit Ratings
On April 27, 2016, Moody’s Investors Service affirmed the Ba1 senior unsecured rating for the Company and revised the rating outlook from negative to stable. In addition, on May 4, 2016, S&P Global Ratings affirmed the BB corporate credit rating for the Company and revised the rating outlook from stable to positive.

Property Dispositions
From April 1, 2016 through May 3, 2016, the Company disposed of 28 properties for an aggregate gross sales price of $48.2 million at an average cash cap rate of 6.8%.

Cole Capital Equity Raise
In April 2016, Cole Capital raised $72.3 million of capital on behalf of the Cole REITs, including $11.8 million through DRIP.

Audio Webcast Details

The live audio webcast, beginning at 1:00 p.m. ET on Thursday, May 5, 2016, is available by accessing this link:
http://ir.vereit.com/.

A replay of the webcast will be available at the link above and archived for up to 12 months following the call. Participants should log in 10-15 minutes early.

About the Company
VEREIT is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $16.8 billion including 4,378 properties totaling approximately 99.0 million square feet, located in 49 states, as well as the District of Columbia, Puerto Rico and Canada. Additionally, VEREIT manages $6.8 billion of gross real estate investments on behalf of the Cole Capital® non-listed REITs. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com. VEREIT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Media Contacts
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications
VEREIT
602.778.6057 | JBacon@VEREIT.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO, AFFO, EBITDA and Normalized EBITDA are provided below. Refer to pages 12 through 23 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of our Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio and Unencumbered Asset Ratio.
Funds From Operations and Adjusted Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO, a non-GAAP supplemental financial performance measure, is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
NAREIT defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. Our FFO calculation complies with NAREIT’s policy described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition related costs, litigation and other non-routine transactions costs, gains or losses on sale of investment securities or mortgage notes receivable, insurance recoveries and legal settlements. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, reserves for loan loss, gain or loss on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other traded REITs, as AFFO, or an equivalent measure, is routinely reported by traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) or to cash flows from operating activities, and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs.
AFFO may provide investors with a view of our future performance. However, because AFFO excludes items that are an important component in an analysis of the historical performance of a property, AFFO should not be construed as a historic performance measure. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
EBITDA and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition related costs, merger and other non-routine transactions costs, gains or losses on sale of investments, insurance and litigation settlements and extinguishment of debt cost. We also exclude certain non-cash items such as impairments of intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, write-off of program development costs, and amortization of intangibles, deferred financing costs, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company’s business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Forward Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of section 27A of the Securities Act of 1933, as amended, and in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding VEREIT’s future financial condition, results of operations and business are also forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s inability to execute on and realize success from its business plan, including increasing balance sheet liquidity and flexibility; the inability to pay the second quarter dividend with cash from operations; VEREIT’s inability to meet its 2016 guidance including but not limited to, for AFFO, dispositions, average occupancy, same store rental growth and Cole Capital acquisitions and capital raise; the inability of VEREIT to achieve investment grade metrics; VEREIT’s inability to maintain a stable dividend; Cole Capital’s inability to continue to increase market share; the unpredictability of the business plans and financial condition of VEREIT’s tenants; the impact of impairment charges in respect of certain of VEREIT’s properties or other assets; the inability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Real estate investments, at cost:
Land	$3,058,879	$3,120,653
Buildings, fixtures and improvements	11,161,327	11,445,690
Intangible lease assets	2,145,734	2,218,378
Total real estate investments, at cost	16,365,940	16,784,721
Less: accumulated depreciation and amortization	1,865,674	1,778,597
Total real estate investments, net	14,500,266	15,006,124
Investment in unconsolidated entities	23,445	56,824
Investment in direct financing leases, net	45,611	46,312
Investment securities, at fair value	48,162	53,304
Mortgage notes receivable, net	23,559	24,238
Cash and cash equivalents	104,450	69,103
Restricted cash	60,132	59,767
Intangible assets, net	43,327	50,779
Rent and tenant receivables and other assets, net	313,903	303,637
Goodwill	1,642,858	1,656,374
Due from affiliates	11,617	60,633
Real estate assets held for sale, net	26,282	18,771
Total assets	$16,843,612	$17,405,866

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable and other debt, net	$3,029,666	$3,111,985
Corporate bonds, net	2,537,699	2,536,333
Convertible debt, net	965,469	962,894
Credit facility, net	1,269,731	1,448,590
Below-market lease liabilities, net	245,093	251,692
Accounts payable and accrued expenses	118,970	151,877
Deferred rent, derivative and other liabilities	88,997	87,490
Distributions payable	143,973	140,816
Due to affiliates	—	230
Total liabilities	8,399,598	8,691,907
Commitments and contingencies (Note 15)
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of March 31, 2016 and December 31, 2015	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 904,757,365 and 904,884,394 issued and outstanding as of March, 31, 2016 and December, 31, 2015, respectively	9,048	9,049
Additional paid-in-capital	11,932,859	11,931,768
Accumulated other comprehensive (loss) income	(11,345)	(2,025)
Accumulated deficit	(3,671,050)	(3,415,233)
Total stockholders’ equity	8,259,940	8,523,987
Non-controlling interests	184,074	189,972
Total equity	8,444,014	8,713,959
Total liabilities and equity	$16,843,612	$17,405,866

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rental income	$313,971	$342,759
Direct financing lease income	569	741
Operating expense reimbursements	23,247	22,974
Cole Capital revenue	31,233	27,494
Total revenues	369,020	393,968
Operating expenses:
Cole Capital reallowed fees and commissions	8,068	2,031
Acquisition related	242	2,182
Litigation and other non-routine, net of insurance recoveries	(5,175)	16,423
Property operating	34,813	30,999
General and administrative	29,400	33,106
Depreciation and amortization	204,308	219,141
Impairments	160,517	—
Total operating expenses	432,173	303,882
Operating (loss) income	(63,153)	90,086
Other (expense) income:
Interest expense, net	(80,426)	(95,699)
Gain on extinguishment and forgiveness of debt, net	—	5,302
Other income, net	1,062	4,060
Equity in income and gain on disposition of unconsolidated entities	10,404	28
Loss on derivative instruments, net	(1,086)	(1,028)
Total other expenses, net	(70,046)	(87,337)
(Loss) income before taxes and real estate dispositions	(133,199)	2,749
Gain (loss) on disposition of real estate, net	17,175	(31,368)
Loss before taxes	(116,024)	(28,619)
Provision for income taxes	(56)	(2,074)
Net loss	(116,080)	(30,693)
Net loss attributable to non-controlling interests	2,994	723
Net loss attributable to the General Partner	$(113,086)	$(29,970)

Basic and diluted net loss per share attributable to common stockholders	$(0.15)	$(0.05)
Distributions declared per common share	$0.14	$—

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(116,080)	$(30,693)
Adjustments:
Interest expense	80,426	95,699
Depreciation and amortization	204,308	219,141
Provision for income taxes	56	2,074
Proportionate share of adjustments for unconsolidated entities	1,822	2,661
EBITDA	$170,532	$288,882
(Gain) loss on disposition of real estate assets, including joint ventures, net	(27,373)	31,368
Impairments	160,517	—
Reserve for loan loss	—	—
Acquisition related expenses	242	2,182
Litigation and other non-routine, net of insurance recoveries	(5,175)	16,423
Loss on derivative instruments, net	1,086	1,028
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,296	1,007
Gain on extinguishment and forgiveness of debt, net	—	(5,302)
Net direct financing lease adjustments	559	495
Straight-line rent	(13,045)	(19,107)
Legal settlements	—	(1,250)
Other amortization and non-cash charges	(126)	(78)
Proportionate share of adjustments for unconsolidated entities	94	(254)
Normalized EBITDA	$288,607	$315,161

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(116,080)	$(30,693)
Dividends on non-convertible preferred stock	(17,973)	(17,973)
Gain (loss) on real estate assets and interest in joint venture, net	(27,373)	31,368
Depreciation and amortization of real estate assets	195,991	210,770
Impairment of real estate	160,517	—
Proportionate share of adjustments for unconsolidated entities	1,147	1,558
FFO attributable to common stockholders and limited partners	$196,229	$195,030

Acquisition related expenses	242	2,182
Litigation and other non-routine, net of insurance recoveries	(5,175)	16,423
Legal settlements	—	(1,250)
Gain on investment securities	—	(233)
Loss on derivative instruments, net	1,086	1,028
Amortization of net premiums on debt and investments, net	(4,426)	(3,858)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,296	1,007
Net direct financing lease adjustments	559	495
Amortization and write off of deferred financing costs	7,307	7,929
Amortization of management contracts	7,451	7,510
Deferred tax benefit	(1,457)	(3,972)
Gain on extinguishment and forgiveness of debt, net	—	(5,302)
Straight-line rent	(13,045)	(19,107)
Equity-based compensation expense	1,730	818
Other amortization and non-cash charges	743	753
Proportionate share of adjustments for unconsolidated entities	135	682
AFFO attributable to common stockholders and limited partners	$192,675	$200,135

Weighted-average shares outstanding - basic	903,825,726	902,996,270
Effect of dilutive securities	26,354,148	26,157,663
Weighted-average shares outstanding - diluted	930,179,874	929,153,933

FFO attributable to common stockholders and limited partners per diluted share	$0.211	$0.210
AFFO attributable to common stockholders and limited partners per diluted share	$0.207	$0.215

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2016 GUIDANCE
(Unaudited)

We reaffirm our AFFO per diluted share guidance range of $0.75 - $0.80, as previously disclosed in our Q4 2015 earnings release.

	Low	High
Basic and diluted net loss per share attributable to common stockholders (1)	$(0.11)	$(0.06)
Depreciation and amortization of real estate assets	0.83	0.83
FFO attributable to common stockholders and limited partners per diluted share	0.72	0.77
Adjustments (2)	0.03	0.03
AFFO attributable to common stockholders and limited partners per diluted share	$0.75	$0.80
_____________________________________
(1) Includes impact of dividends paid to preferred shareholders and excludes the effect of non-controlling interests. Excludes impact of gain or loss on sale of real estate.
(2) Includes (i) non-routine items such as acquisition related costs, litigation and other non-routine transactions costs, gains or losses on sale of investment securities and mortgage note receivables, insurance and legal settlements and extinguishment of debt cost and (ii) certain non-cash items such as impairments of intangible assets and goodwill, straight-line rental revenue, unrealized gains or losses on derivatives, amortization of intangible assets, deferred financing costs, above and below market lease amortization as well as equity-based compensation.

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31, 2016
Interest expense	$77,542
Secured debt principal amortization	8,449
Dividends attributable to preferred shares	17,973
Total fixed charges	103,964
Normalized EBITDA	288,607
Fixed charge coverage ratio	2.78	x

	March 31, 2016
Total Debt	$7,826,603
Less: cash and cash equivalents	104,450
Net Debt	7,722,153
Normalized EBITDA annualized	1,154,428
Net Debt to Normalized EBITDA annualized ratio	6.69	x

Net Debt	$7,722,153
Gross Real Estate Investments	16,247,476
Net Debt leverage ratio	47.5%

Unencumbered Gross Real Estate Investments	$10,612,483
Gross Real Estate Investments	16,247,476
Unencumbered asset ratio	65.3%

VEREIT, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rental income	$313,971	$342,759
Direct financing lease income	569	741
Operating expense reimbursements	23,247	22,974
Total real estate investment revenues	337,787	366,474
Operating expenses:
Acquisition related	217	1,723
Litigation and other non-routine, net of insurance recoveries	(5,175)	16,423
Property operating	34,813	30,999
General and administrative	12,228	15,370
Depreciation and amortization	195,991	210,788
Impairment of real estate	160,517	—
Total operating expenses	398,591	275,303
Operating (loss) income	(60,804)	91,171
Other (expense) income:
Interest expense	(80,426)	(95,699)
Gain on extinguishment and forgiveness of debt, net	—	5,302
Other income, net	568	2,841
Equity in income and gain on disposition of unconsolidated entities	10,404	28
L on derivative instruments, net	(1,086)	(1,028)
Total other expenses, net	(70,540)	(88,556)
(Loss) income before taxes and disposition of real estate	(131,344)	2,615
Gain (loss) on disposition of real estate assets, net	17,175	(31,368)
Loss before income taxes	(114,169)	(28,753)
Provision for income taxes	(1,365)	(1,854)
Net Loss	$(115,534)	$(30,607)

VEREIT, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Offering-related fees and reimbursements	$12,391	$3,117
Transaction service fees and reimbursements	2,384	10,260
Management fees and reimbursements	16,458	14,117
Total Cole Capital revenues	31,233	27,494
Operating Expenses:
Cole Capital reallowed fees and commissions	8,068	2,031
Acquisition related	25	459
General and administrative	17,172	17,736
Depreciation and amortization	8,317	8,353
Total operating expenses	33,582	28,579
Operating loss	(2,349)	(1,085)
Total other income, net	494	1,219
Loss before taxes	(1,855)	134
Benefit from (provision for) income taxes	1,309	(220)
Net loss	$(546)	$(86)

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(115,534)	$(30,607)
Adjustments:
Interest expense	80,426	95,699
Depreciation and amortization	195,991	210,788
Provision for income taxes	1,365	1,854
Proportionate share of adjustments for unconsolidated entities	1,822	2,661
EBITDA	$164,070	$280,395
Gain (loss) on disposition of real estate assets, including joint ventures, net	(27,373)	31,368
Impairments of real estate assets	160,517	—
Acquisition related expenses	217	1,723
Litigation and other non-routine, net of insurance recoveries	(5,175)	16,423
Unrealized gains of investment securities	—	(233)
Loss on derivative instruments, net	1,086	1,028
Amortization of above- and below- market lease assets and liabilities	1,296	1,007
Gain on extinguishment and forgiveness of debt, net	—	(5,302)
Net direct financing lease adjustments	559	495
Straight-line rent	(13,045)	(19,107)
Legal settlements	—	(1,250)
Other amortization and non-cash charges	(3)	30
Proportionate share of adjustments for unconsolidated entities	94	(254)
Normalized EBITDA	$282,243	$306,323

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	(546)	(86)
Adjustments:
Depreciation and amortization	8,317	8,353
(Benefit from) provision for income taxes	(1,309)	220
EBITDA	$6,462	$8,487
Management adjustments:
Acquisition related expenses	25	459
Other amortization and non-cash charges	(123)	(108)
Normalized EBITDA	$6,364	$8,838

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(115,534)	$(30,607)
Dividends on non-convertible preferred stock	(17,973)	(17,973)
(Gain) loss on disposition of real estate assets, including joint ventures, net	(27,373)	31,368
Depreciation and amortization of real estate assets	195,991	210,770
Impairment of real estate	160,517	—
Proportionate share of adjustments for unconsolidated entities	1,147	1,558
FFO attributable to common stockholders and limited partners	$196,775	$195,116

Acquisition related expenses	217	1,723
Litigation and other non-routine, net of insurance recoveries	(5,175)	16,423
Legal settlements	—	(1,250)
Unrealized gains of investment securities	—	(233)
Loss on derivative instruments, net	1,086	1,028
Amortization of premiums and discounts on debt and investments, net	(4,426)	(3,858)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,296	1,007
Net direct financing lease adjustments	559	495
Amortization and write-off of deferred financing costs	7,307	7,929
Gain on extinguishment and forgiveness of debt, net	—	(5,302)
Straight-line rent	(13,045)	(19,107)
Equity-based compensation expense	799	402
Other amortization and non-cash charges	—	18
Proportionate share of adjustments for unconsolidated entities	135	682
AFFO attributable to common stockholders and limited partners	$185,528	$195,073

Weighted-average shares outstanding - basic	903,825,726	902,996,270
Effect of dilutive securities	26,354,148	26,157,663
Weighted-average shares outstanding - diluted	930,179,874	929,153,933

FFO attributable to common stockholders and limited partners per diluted share	$0.212	$0.210
AFFO attributable to common stockholders and limited partners per diluted share	$0.199	$0.210

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(546)	$(86)
FFO attributable to common stockholders and limited partners	(546)	(86)

Acquisition related expenses	25	459
Amortization of management contracts	7,451	7,510
Deferred tax benefit	(1,457)	(3,972)
Equity-based compensation expense	931	416
Other amortization and non-cash charges	743	735
AFFO attributable to common stockholders and limited partners	$7,147	$5,062

Weighted-average shares outstanding - basic	903,825,726	902,996,270
Effect of dilutive securities	26,354,148	26,157,663
Weighted-average shares outstanding - diluted	930,179,874	929,153,933

FFO attributable to common stockholders and limited partners per diluted share	$(0.001)	$—
AFFO attributable to common stockholders and limited partners per diluted share	$0.008	$0.005